Execution Version

EMPLOYMENT AGREEMENT AMENDMENT AND WAIVER
This EMPLOYMENT AGREEMENT AMENDMENT AND WAIVER (the “Agreement”), dated as of February 22, 2026, is made and entered into by and between United Homes Group, Inc., a Delaware corporation (the “Company”), and Michael Nieri (the “Executive”) and shall be effective as of the Effective Time (as defined in the Merger Agreement). Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Employment Agreement (as defined below).

Background
A.    The Company proposes to enter into that certain Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company, Stanley Martin Homes, LLC, a Delaware limited liability company (“Parent”), and Union MergeCo, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub, a direct and wholly owned subsidiary of Parent, shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

B.    The Executive and the Company previously entered into that certain Employment Agreement, dated as of October 1, 2024 (the “Employment Agreement”), pursuant to which, among other things, the Executive is eligible to receive certain severance payments and benefits upon a termination of the Executive’s employment.

C.    As an inducement to Parent and Merger Sub to enter into the Merger Agreement and in consideration of, among other things, the proceeds that the Executive will receive under the Merger Agreement in respect of the Executive’s equity interests in the Company and the amendments to Section 7 of the Employment Agreement (as set forth in Section 2 of this Agreement), the Executive is entering into this Agreement and thereby assuming the undertakings and obligations set forth herein.

D.    The Company and the Executive acknowledge and agree that the obligations of the Executive pursuant to this Agreement are an essential part of the economic terms of the Merger Agreement.
E.    In connection with the Merger, the Company and the Executive desire to enter into this Agreement with respect to the effect of the Merger under the Employment Agreement.

Agreement
NOW THEREFORE, in consideration of the covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows, effective as of the Effective Time:

1.    Severance Payment.

(a)    Upon the Effective Time, the Executive’s employment will be deemed terminated by the Company, and in connection therewith the Company will pay the following amounts:

(i)    The Company will pay or deliver to the Executive a one-time cash payment equal to $675,000, payable in a lump sum, subject to the Executive’s timely execution and non-revocation of a Release in substantially the same form as attached hereto as Exhibit A, as soon as practicable following the later of (A) the Effective Time, and (B) the “Release Effective Date” (as defined in the Release); and

(ii)    If the Executive timely elects to enroll in continuation coverage under COBRA, the Company shall pay, for up to 18 months following such termination date, the portion of the COBRA premiums that is in excess of the premiums payable by the Executive for the level of coverage Executive and his covered dependents are enrolled in under the Company’s group medical plan as of the date of such termination, to the extent permitted under the Company’s medical plan. If the Executive and his covered dependents become eligible to receive comparable medical benefits under another employer provided plan, the Company’s obligation to make COBRA payments described herein shall be terminated (and the Executive agrees to promptly notify the Company of any such changes in his eligibility for medical benefits coverage). Further, if direct payment by the Company of the COBRA payments set forth herein is not permitted under applicable law, the Executive shall pay the full costs of the premiums for such coverage and the Company shall timely reimburse the Executive the excess, if any, of the amount the Executive pays for COBRA continuation coverage above the applicable premium that the Executive would have paid for comparable coverage if he had remained an executive officer of the Company during the period such coverage is provided. To the extent the Executive is precluded from participation in the Company’s medical plan due to Medicare eligibility and/or requirements to enroll in Medicare, the Executive will receive a monthly COBRA subsidy amount for the balance of the COBRA continuation period set forth in this clause (ii).
(b)    Except as forth in Section 1(a) of this Agreement, the Executive hereby irrevocably waives, and the Company shall have no obligation to pay or provide, any other severance payments or benefits otherwise payable to the Executive under the Employment Agreement upon termination of employment, including without limitation the following:

(i)    any Severance Benefit under Section 6.1(d) of the Employment Agreement;

(ii)    any Change in Control payment described in Section 6.1(g) of the Employment Agreement;
(iii)    any Non-Renewal Severance Benefit under Section 6.4(b)(ii) and Section 6.4(e) of the Employment Agreement;

(iv)    the 12-months of Base Salary payable upon death or Disability under Section 6.3(a)(iv) of the Employment Agreement;

(v)    the Company’s obligation to pay the COBRA continuation payments described in Section 6.5 of the Employment Agreement; and

(vi)    the accelerated vesting of equity awards as contemplated under Section 6.1(e) and 6.1(g) of the Employment Agreement.

(c)    Notwithstanding Section 1(b) of this Agreement, the Executive does not waive:

(i)    any accelerated vesting and/or payment of equity-based awards as contemplated under Section 2.06 of the Merger Agreement; or
(ii)    any entitlement to the Accrued Obligations and Other Benefits upon a termination of employment or any other benefits or amounts that cannot be waived under applicable law.

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2.    Protective Covenants and Agreements Regarding Competitive Business.
(a)    The Executive and the Company hereby acknowledge and agree that Section 7.3 of the Employment Agreement shall be replaced in its entirety with the following:

“(a) The Executive acknowledges that the nature of the Company’s business and the Executive’s position with the Company is such that if the Executive were to become employed by, or become substantially involved in, the business of a competitor of the Company during the Term or during the 12 months following the termination of the Executive’s employment with the Company (the “Restricted Period”), it would be very difficult for the Executive not to rely on or use the Company’s trade secrets and Confidential Information.

(b)    Thus, to avoid the inevitable disclosure of the Company’s Trade Secrets and Confidential Information, and to protect such Trade Secrets and Confidential Information, during the Restricted Period, the Executive shall not directly, or by assisting others, engage in the business of (i) designing and construction of single-family residences, (ii) mortgage lending to purchasers of single-family residences, and
(iii) the sale of insurance products to purchasers or owners of single-family residences (collectively, the “Competitive Business”) in any capacity identical with or corresponding to the capacity or capacities in which employed by the Company, anywhere within any and all counties in any state in which the Company has engaged in any single family residential building project for which the Company has invested resources, performed due diligence, planned land development and/or initiated real estate acquisitions or construction in the past 24 months or in which it is currently engaging in, or which it is actively planning to engage in, any of the foregoing activities.

(c)    Notwithstanding the foregoing,
(i)    the Executive may purchase and hold only for investment purposes less than 2% of the shares of any Company in competition with the Company whose shares are regularly traded on a national securities exchange or inter-dealer quotation system;

(ii)    the Executive may provide services to any business or entity that has a line of business, division, subsidiary or other affiliate that is a Competitive Business if, during the Restricted Period, the Executive is not employed directly in such line of business or division or by such subsidiary or other affiliate that is a Competitive Business and is not involved directly in the management, supervision or operations of such line of business, division, subsidiary or other affiliate that is a Competitive Business;

(iii)    during the Restricted Period, the Executive or his affiliates may, directly or indirectly (including via financing), engage, within any geographic area, in the ownership, design, development, construction and sale of up to 50 single-family residences (attached or detached) in the aggregate;

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(iv)    during the Restricted Period, the Executive or his affiliates, may directly or indirect, engage, in the ownership, design, development, construction and sale of the lots and parcels set forth on Schedule 1 attached hereto; and
(v)    during the Restricted Period, the Executive or his affiliates may, directly or indirectly (including via financing), engage, within any geographic area, in the ownership, design, development, construction and sale or hold of single-family build-for-rent residences (attached or detached).”

(b)    The Executive and the Company hereby agree to the following new protective covenant or restriction:

(i)    During the Restricted Period, the Executive shall provide the Parent a right of first refusal (“ROFR”) with respect to the following opportunities of Executive and his Affiliates (as defined in the Merger Agreement) within any geographic markets in which the Parent and its subsidiaries (including the Company) operate:
(A)    The purchase during the Restricted Period by the Executive of (x) residential lots and (y) land for residential development; and

(B)    The sale during the Restricted Period by the Executive of (x) residential lots and (y) land for residential development.

(ii)    The following exceptions apply to the ROFR described in Section 2(b)(i):
(A)    The Executive shall not be required to provide Parent a ROFR with respect to contracts to purchase (x) 25 or fewer lots, or (y) land suitable for the development of 25 or fewer lots.
(B)    The Executive shall not be required to provide Parent a ROFR with respect to any purchase that Executive intends in good faith for the development and ownership of single-family rental residences (attached or detached). However, if the land or lots are purchased by Executive under this exception to the ROFR and are later determined to be more viable for development as for sale housing and the Executive intends to abandon the plans for rental housing, then for a period of one additional year following the Restricted Period the Executive shall provide Parent a ROFR with respect to the sale of (x) more than 25 lots or (y) land suitable for the development of more than 25 lots.

(C)    The Executive shall not be required to provide Parent a ROFR with respect to the purchase or sale of the land or lots set forth on Schedule 1 attached hereto.
(iii)    The ROFR will be administered as follows:

(A)    With respect to the purchase of land or lots by the Executive, the Executive shall provide written notice reasonably describing the opportunity and material terms of the purchase, including a copy of the proposed letter of intent or contract. With respect to the sale or land or lots by the Executive, if the Executive receives a bona fide written offer from a third party to purchase land or lots that the Executive intends to accept, the Executive shall provide the Parent with written notice enclosing a complete copy of the Offer, including all material terms and conditions.

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(B)    The Parent shall have 10 business days following the receipt of such written notice to elect in writing to match the terms. If the opportunity involves the purchase of land or lots by the Executive, the Executive will assign any existing contract rights. If the opportunity involves the sale of land or lots by the Executive, the parties shall negotiate in good faith definitive documentation for the Parent to purchase the land or lots from the Executive on the terms presented.

(C)    If the Parent declines or fails to elect to exercise its ROFR within the required time frame, the Executive may proceed with the opportunity on terms no more materially favorable to the Executive or his affiliates than those presented to the Parent. If the terms of the purchase or sale opportunity change materially from what was originally presented to the Parent, the Executive shall once again provide to the Parent a ROFR with respect to the opportunity.
(c)    For the avoidance of doubt, except as expressly modified herein, the protective covenants set forth in Section 7 of the Employment Agreement (including, without limitation, Sections 7.1, 7.2, 7.4, 7.5, 7.6, 7.7, 7.8 of the Employment Agreement) shall remain in full force and effect without modification.

3.    Miscellaneous.

(a)    The parties acknowledge and agree that, if necessary to determine the reasonable geographic scope of any restraint set out in this Agreement, the Company may rely on appropriate documentation and evidence outside the provisions of this Agreement.

(b)    The Employment Agreement shall be deemed amended to the extent necessary to effectuate the provisions and intent of this Agreement, and such amendments shall be incorporated in and form a part of the Employment Agreement. Except as otherwise expressly set forth herein, the Employment Agreement remains in full force and effect in accordance with its terms.

(c)    This Agreement and any and all rights, duties, obligations or interests hereunder shall not be assignable or delegable by the Executive.

(d)    This Agreement and all of the Company’s rights and obligations hereunder shall not be assignable by the Company except as incident to a reorganization, merger or consolidation, or transfer of all or substantially all of the Company’s assets (including, for the avoidance of doubt, the Merger).
(e)    This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, any successors to or assigns of the Company and the Executive’s heirs and the personal representatives of the Executive’s estate.

(f)    Notwithstanding anything to the contrary herein, in the event the Merger Agreement is terminated prior to the Effective Time and/or the Merger does not occur, this Agreement shall be immediately void and of no further force and effect.

(g)    If any provision of this Agreement is determined to be invalid or unenforceable, it shall be adjusted rather than voided, to achieve the intent of the parties to the extent possible, and the remainder of the Agreement shall be enforced to the maximum extent possible.
(h)    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall

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constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
(i)    The terms of Sections 10.2, 10.3, 10.4, 10.7, 10.8, and 10.9 of the Employment Agreement shall apply to this letter mutatis mutandis.

(Signature page follows)

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

UNITED HOMES GROUP, INC.

By:	/s/ Jack Micenko
Name: Jack Micenko
Title: Chief Executive Officer

[Signature Page to Employment Agreement Amendment & Waiver]

EXECUTIVE

/s/ Michael P. Nieri
Michael P. Nieri

Exhibit A
Form Release

[To be attached]

EXHIBIT A
WAIVER AND RELEASE OF CLAIMS
In connection with the termination of employment of Michael Nieri (the “Executive”) pursuant to the employment agreement, dated as of October 1, 2024, between Michael Nieri and United Homes Group, Inc., a Delaware corporation (the “Company”) as amended by that certain employment agreement amendment and waiver, dated as of February 22, 2026, between the Executive and the Company (the “Amendment Agreement” and, together with the employment agreement, referred to herein as the “Employment Agreement”), the Executive agrees as follows.
1.    Release of Claims
For the purposes of this Section 1, the term “Executive” includes the Executive and each of his affiliates set forth on Schedule I.
In partial consideration of the payments and benefits described in Section 1(a) of the Amendment Agreement, to which the Executive agrees that the Executive is not entitled until and unless the Executive executes this waiver and release of Claims (the “Release”) and it becomes effective in accordance with the terms hereof, the Executive, for and on behalf of the Executive and the Executive’s heirs, beneficiaries, devisees, executors, administrators, attorneys, personal representatives, successors and assigns, hereby waives and releases any common law, statutory, equitable or other complaints, claims, proceedings, charges, actions, causes of action, obligations, demands, damages, costs, expenses, loss, liabilities, compensation or other relief of any kind whatsoever, both known and unknown, in law or in equity, fixed or contingent, matured or unmatured, suspected or unsuspected, asserted or unasserted, apparent or concealed, liquidated or unliquidated, absolute or contingent, direct or derivative, which the Executive ever had, now has or may have (each, a “Claim”) against the Company or Parent (as defined in the Amendment Agreement) and each of their former, present or future equityholders, parents, subsidiaries, affiliates, predecessors, successors, assigns, directors, officers, partners, members, managers, employees, trustees (in their official and individual capacities), employee benefit plans and their administrators and fiduciaries (in their official and individual capacities), representatives or agents and each of their affiliates, successors and assigns (collectively, the “Releasees”), by reason of facts or omissions which have occurred on or prior to the date that the Executive signs this Release, including, without limitation, any Claim arising out of, related to, or in connection with, the Executive’s relationship with the Company or any of its subsidiaries, the Executive’s employment or termination of employment, or any term or condition of that employment, the Executive’s ownership or interest in the Company or any of its subsidiaries, or in any of their respective assets or properties, the organization, management, operations or dealings of, or with, the Company or any of its subsidiaries at any time at or prior to the Executive’s termination of employment, or arising under federal, state, local or foreign laws pertaining to employment, including, without limitation, the Age Discrimination in Employment Act of 1967 (“ADEA,” a law which prohibits discrimination on the basis of age), the Older Workers Benefit Protection Act, the National Labor Relations Act, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Worker Adjustment Retraining and Notification Act and similar state laws, the Equal Pay Act, the Fair Labor Standards Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, all as amended, and any other federal, state and local laws relating to discrimination on the basis of age, sex or other

EXHIBIT A
protected class, all Claims under federal, state or local laws for express or implied breach of contract, wrongful discharge, defamation, intentional infliction of emotional distress, and any related Claims for attorneys’ fees and costs. The Executive further agrees that this Release may be pleaded as a full defense to any action, suit, arbitration or other proceeding covered by the terms hereof which is or may be initiated, prosecuted or maintained by the Executive, the Executive’s descendants, dependents, heirs, executors, administrators or permitted assigns. By signing this Release, the Executive acknowledges that the Executive intends to waive and release any rights known or unknown that the Executive may have against the Releasees under these and any other laws; provided that the Executive does not waive or release the Unreleased Claims (as defined below). For purposes of this Release, the “Unreleased Claims” shall be defined as any right to enforce the Amendment Agreement (including in respect of severance benefits described thereunder), any rights under the Employment Agreement to the Accrued Obligations and Other Benefits (each as defined in the Employment Agreement), any Claims or rights as an equity holder to treatment of equity-based awards as contemplated under Section 2.06 of the Merger Agreement (as defined in the Amendment Agreement), any Claims for defense or indemnification under any insurance policies or Company governance documents or policies, and any other rights that cannot be released as a matter of law. The Executive hereby waives any and all Claims to reemployment with the Company or any of its affiliates and affirmatively agrees not to seek further employment with the Company or any of its affiliates.
2.    Proceedings
The Executive acknowledges that the Executive nor anyone on the Executive’s behalf has filed any complaint, charge, Claim or proceeding against any of the Releasees before any local, state, federal or foreign agency, court, arbitrator, mediator, arbitration or mediation panel or other body (each individually, a “Proceeding”), except as permitted by the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of federal or state law or regulation. The Executive represents that the Executive is not aware of any basis on which such a Proceeding could reasonably be instituted. The Executive (i) acknowledges that the Executive shall not initiate or cause to be initiated on the Executive’s behalf any Proceeding (except with respect to an Unreleased Claim) and shall not participate in any Proceeding (except with respect to an Unreleased Claim), in each case, except as required by law, (ii) represents and warrants that neither the Executive nor anyone on the Executive’s behalf has filed or joined in any such Proceeding against the Releasees or has pledged, assigned, sold or otherwise transferred, in whole or in part, any such Claims and (iii) waives any right the Executive may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including the right to recover money if any federal, state or local government agency, including the Equal Employment Opportunity Commission (“EEOC”), pursues a Claim on the Executive’s behalf or on behalf of a class to which the Executive may belong that arises out of or relates to the Executive’s employment or termination of employment. Further, the Executive understands that, by executing this Release, the Executive will be limiting the availability of certain remedies that the Executive may have against the Company and limiting also the ability of the Executive to pursue certain Claims against the Releasees. Notwithstanding the above, nothing in Section 1 of this Release shall prevent the Executive from (a) initiating or causing to be initiated on the Executive’s behalf any complaint, charge, Claim or proceeding

EXHIBIT A
against the Company before any local, state or federal agency, court or other body challenging the validity of the waiver of the Executive’s Claims under ADEA contained in Section 1 of this Release (but no other portion of such waiver); or (b) initiating or participating in an investigation or proceeding conducted by the EEOC.
3.    Time to Consider
The Executive acknowledges that the Executive has been advised that the Executive has twenty-one (21) days from the date of receipt of this Release to consider all the provisions of this Release and to the extent the Executive signs this Release prior to the expiration of such period the Executive does hereby knowingly and voluntarily waive the remaining portion of such twenty-one (21) day period. THE EXECUTIVE FURTHER ACKNOWLEDGES THAT THE EXECUTIVE HAS READ THIS RELEASE CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO, AND HAS IN FACT, CONSULTED AN ATTORNEY AND FULLY UNDERSTANDS THAT BY SIGNING BELOW THE EXECUTIVE IS GIVING UP CERTAIN RIGHTS WHICH THE EXECUTIVE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASEES, AS DESCRIBED IN SECTION 1 OF THIS RELEASE AND THE OTHER PROVISIONS HEREOF. THE EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS RELEASE, AND THE EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY.
4.    Revocation
The Executive hereby acknowledges and understands that the Executive shall have seven (7) days from the date of execution of this Release to revoke this Release (including, without limitation, any and all Claims arising under ADEA) and that neither the Company nor any other person is obligated to provide any payments or benefits to the Executive pursuant to the Amendment Agreement until eight (8) days have passed since the Executive’s signing of this Release without the Executive having revoked this Release (such eighth (8th) day, on which the Release becomes irrevocable and effective, the “Release Effective Date”). If the Executive revokes this Release, the Executive shall be deemed not to have accepted the terms of this Release, and no action shall be required of the Company under any section of this Release.
5.    Remedies
The Executive understands and agrees that if the Executive breaches any provisions of this Release or fails to timely execute and deliver this Release, or timely revokes the Executive’s acceptance of its terms, in addition to any other legal or equitable remedy the Company may have, the Company shall be entitled to cease making any payments or providing any benefits to the Executive under Section 1(a) of the Amendment Agreement, and the Executive shall reimburse the Releasees for all attorneys’ fees and costs incurred by them arising out of any such breach, including in defending against any suit brought by the Executive against the Releasees. The remedies set forth in this paragraph shall not apply to any challenge to the validity of the waiver and release of the Executive’s rights under ADEA. In the event that the Executive challenges the validity of the waiver and release of the Executive’s rights under ADEA, then the Company’s right to attorneys’ fees and costs shall be governed by the provisions of ADEA, so that the Company may recover such fees and costs if the lawsuit is brought by the Executive in

EXHIBIT A
bad faith. Any such action permitted by this Section, however, shall not affect or impair any of the Executive’s obligations under this Release, including without limitation, the release of Claims in Section 1 hereof. The Executive agrees further that nothing herein shall preclude the Company from recovering attorneys’ fees, costs or any other remedies specifically authorized under applicable law.
6.    Reaffirmation of Existing Agreements
The Executive acknowledges and reaffirms that the Executive’s existing obligations under the Executive’s Employment Agreement (as amended by the Amendment Agreement) or any other agreement to which the Executive and the Company are parties (the “Existing Agreements”) survive the end of the Executive’s employment and continue according to their respective terms, and that the Executive has fully complied with such obligations. The Executive agrees that, notwithstanding the extent to which such defense may be available at law, any breach of the Existing Agreements (in each case, whether material or not) by the Company shall not be a defense to enforcement by the Company of this Release or any non-competition, non-solicitation of customers or employees, non-disclosure of information, ownership of intellectual property rights or any other restrictive covenant contained in the Existing Agreements.
7.    No Admission; Confidentiality
This Release does not constitute an admission of liability or wrongdoing of any kind by the Executive or the Company. Except as expressly set forth otherwise in this Release, the Executive agrees that the Executive shall not disclose the terms of this Release, except to the Executive’s immediate family and the Executive’s financial and legal counsel and advisors or as may be required by law or ordered by a court. The Executive further agrees that any disclosure to the Executive’s financial and legal counsel and advisors shall only be made after such counsel and advisors acknowledge and agree to maintain the confidentiality of this Agreement and its terms.
8.    Whistleblower Protection.
Notwithstanding anything herein to the contrary, nothing in this Release shall (a) prohibit the Executive or any other person from making reports of possible violations of federal or state law or regulation to any governmental agency or entity in accordance with the provisions and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of federal or state law or regulation or (b) require notification or prior approval by the Company of any reporting described in the preceding clause (a).
9.    Representations.
Executive represents and warrants that he is not aware of any default or other failure or deficiency by the Company or any of its affiliates with respect to any to Executive or any of the entities identified in Schedule II (the “Representation Entities”) and that he is not aware of any existing or potential claims by Executive or any of the Representation Entities against the Company or any of its affiliates.

EXHIBIT A
10.    General Provisions
The provisions of this Release shall be binding upon the Executive’s heirs, executors, administrators, legal representatives and assigns. A failure of any of the Releasees to insist on strict compliance with any provision of this Release shall not be deemed a waiver of such provision or any other provision hereof. If any provision of this Release is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable, and in the event that any provision is determined to be entirely unenforceable, such provision shall be deemed severable, such that all other provisions of this Release shall remain valid and binding upon the Executive and the Releasees. For the avoidance of doubt, each of the Releasees shall be a third-party beneficiary to this Release and shall be entitled to enforce this Release in accordance with its terms.
11.    Governing Law
The validity, interpretations, construction and performance of this Release shall be governed by the laws of the State of South Carolina without giving effect to conflict of laws principles. By execution of this Release, the Executive waives any right to trial by jury in connection with any suit, action or proceeding under or in connection with this Release.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Executive has executed and delivered this Release as of the date written below.

DATE	Michael Nieri
Not to be executed until termination of employment
[Signature Page to M. Nieri Release]

EXHIBIT A

SCHEDULE I
Affiliates
Any general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity) affiliated with Michael Nieri including, without limitation:
1.    Gazillion Air, LLC.
2.    PC Land Development, Co. LLC.
3.    Land to Lots, LLC.
4.    OF Construction, LLC.
5.    Royal Tower Capital Fund, LLC.
6.    GS Jacobs Creek, LLC.
7.    East Shore South, LLC.

EXHIBIT A

SCHEDULE II
Representation Entities
Any general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity) affiliated with Michael Nieri including, without limitation:
1.    The Affiliates listed on Schedule I.
2.    Two Blue Stallions, LLC.
3.    University Cottages, LLC.
4.    White Rock Capital, LLC.

Schedule I

1.    Westview (39 lots)
2.    Creekside (126 lots)
3.    Halton Oaks Town (114 lots)
4.    Blythewood Farms Townhomes (105 attached units)
5.    Village Hills in Pendelton (500 lots)
6.    Newry (2500 lots)
7.    Central (113 lots for duplexes and townhomes)
8.    Student Housing parcels in Clemson, SC
9.    50 Lots in Banner Elk / Beach Mountain, NC
10.    Happy Ridge (50 lots)